                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                           _________________________

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):    May 7, 1997
                                                             -----------


                            SystemSoft Corporation
                            ----------------------
              (Exact Name of Registrant as Specified in Charter)

       Delaware                       0-24418                04-3121799
       --------                       -------                ----------
(State or Other Jurisdiction      (Commission            (I.R.S. Employer
    of Incorporation)              File Number)          Identification No.)


    2 Vision Drive
Natick, Massachusetts                                         01760
-----------------------                                       -----
(Address of Principal                                       (Zip Code)
Executive Offices)



      Registrant's telephone number, including area code:  (508) 651-0088
                                                         ----------------
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                                      -2-


ITEM 5. OTHER EVENTS.

        On May 7, 1997, SystemSoft Corporation (the "Company") completed a private placement of 1,066,666 shares of its common stock, $.01 par value per share (the "Shares"), for net proceeds to the Company of approximately $8,000,000.

        The offer and sale of the Shares was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) and Rule 506 of Regulation D under the Securities Act in reliance upon information available to the Company as of May 7, 1997, including certain representations and warranties of Sykes Enterprises, Incorporated ("Sykes"), the purchaser of the Shares. The Shares were offered only to Sykes, an "accredited investor" as such term is defined in Rule 501(b)(3) of Regulation D.


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                                      -3-

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)      Exhibits.
                 --------

Exhibit No.               Description
-----------               -----------

 4.1 The Common Stock Purchase Agreement by and between SystemSoft Corporation and Sykes Enterprises, Incorporated made and entered as of May 6, 1997.
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                                      -4-


                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SYSTEMSOFT CORPORATION


                                 By:  /s/ David P. Sommers
                                      ---------------------
                                      David P. Sommers
                                      Vice President, Finance
                                      and Chief Financial Officer

  Dated:  May 20, 1997

                                 EXHIBIT INDEX
                                 -------------




                                                             Page Number in
                                                             Sequentially
Exhibit No.                         Description              Numbered Copy
-----------                         -----------              -------------
4.1             The Common Stock Purchase Agreement by
                and between SystemSoft Corporation and
                Sykes Enterprises, Incorporated made
                and entered as of May 6, 1997.